Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI REPORTS Q3 2011 RESULTS

Revenue Grows 14% to $147 Million; Seventh Consecutive Quarter of

Double-Digit Revenue Growth

Foster City, Calif. – October 20, 2011 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2011. For the quarter ended September 30, 2011, the Company reported revenue of $147.3 million, up 14% year-over-year compared to third quarter 2010 revenue of $129.0 million.

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For the third quarter of 2011, non-GAAP net income was $11.6 million or $0.25 per diluted share, compared to non-GAAP net income of $10.7 million or $0.23 per diluted share for the same period in 2010.

•	For the third quarter of 2011, GAAP net income was $6.1 million or $0.13 per diluted share, compared to GAAP net income of $13.4 million or $0.29 per diluted share for the same period in 2010.

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For the nine months ended September 30, 2011, non-GAAP net income was $36.4 million or $0.76 per diluted share, compared to non-GAAP net income of $14.5 million or $0.31 per diluted share for the same period in 2010.

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For the nine months ended September 30, 2011, GAAP net income was $16.0 million or $0.34 per diluted share, compared to GAAP net loss of $(0.6) million or $(0.01) per diluted share for the same period in 2010.

“The solid results across all of our business segments and geographies marked EFI’s seventh consecutive quarter of double-digit revenue growth, the eighth consecutive quarter of greater than 20% growth in UV ink volume, along with record software and recurring revenues,” said Guy Gecht, CEO of EFI. “We are pleased that yet again our results demonstrate that our strategy of targeting the growth segments of print with innovative products that deliver compelling ROI is working.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s product portfolio includes Fiery® digital color print servers; VUTEk® super-wide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and business process automation software; and corporate printing solutions.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our projections, estimates and strategy, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of our OEM partners’ products and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and nine months ended September 30, 2011 and 2010 is provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue	$147,284	$129,049	$428,498	$358,996
Cost of revenue	64,506	59,056	188,432	169,269

Gross profit	82,778	69,993	240,066	189,727
Operating expenses:
Research and development	29,473	27,249	85,850	78,207
Sales and marketing	30,137	27,244	88,036	78,491
General and administrative	14,095	9,364	40,550	28,221
Amortization of identified intangibles	2,311	3,351	8,720	9,206
Restructuring and other	604	950	2,316	3,971

Total operating expenses	76,620	68,158	225,472	198,096

Income (loss) from operations	6,158	1,835	14,594	(8,369)
Interest and other income (expense), net	1,363	3,085	4,571	(1,041)

Income (loss) before income taxes	7,521	4,920	19,165	(9,410)
Benefit from (provision for) income taxes	(1,397)	8,437	(3,177)	8,848

Net income (loss)	$6,124	$13,357	$15,988	$(562)

Fully Diluted EPS calculation
Net income (loss)	$6,124	$13,357	$15,988	$(562)

Net income (loss) per diluted common share	$0.13	$0.29	$0.34	$(0.01)

Shares used in diluted per share calculation	47,307	46,856	47,701	45,170

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income (loss)	$6,124	$13,357	$15,988	$(562)

Excess solvent inventories and related end-of-life purchases	—	—	—	2,308
Amortization of identified intangibles	2,311	3,351	8,720	9,206
Stock based compensation expense – Cost of revenue	657	279	1,334	809
Stock based compensation expense – Research and development	1,245	1,261	4,013	3,116
Stock based compensation expense – Sales and marketing	1,027	1,057	3,086	2,964
Stock based compensation expense – General and administrative	2,358	2,312	9,130	5,249
Acquisition-related transaction costs	673	82	1,540	1,169
Change in fair value of contingent consideration	1,476	—	1,476	—
Restructuring and other	604	950	2,316	3,971
Gain on sale of minority investment in a privately-held company	(2,866)	—	(2,866)	—

Tax effect of non-GAAP adjustments	(2,005)	(11,991)	(8,302)	(13,693)

Non-GAAP net income	$11,604	$10,658	$36,435	$14,537

Non-GAAP net income per diluted common share	$0.25	$0.23	$0.76	$0.31

Shares used in per share calculation	47,307	46,856	47,701	46,476

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$97,524	$126,363
Short-term investments	105,389	103,300
Accounts receivable, net	91,546	85,453
Inventories	47,271	46,216
Other current assets	38,943	24,317

Total current assets	380,673	385,649
Property and equipment, net	29,950	26,547
Restricted investments	56,850	56,850
Goodwill	156,002	139,517
Intangible assets, net	52,966	49,140
Other assets	43,601	48,878

Total assets	$720,042	$706,581

Liabilities & Stockholders’ equity
Accounts payable	$44,059	$49,189
Accrued and other liabilities	83,453	70,028
Income taxes payable	2,070	1,182

Total current liabilities	129,582	120,399
Contingent liabilities	2,111	619
Deferred tax liabilities	2,797	1,292
Long term taxes payable	37,122	32,522

Total liabilities	171,612	154,832
Total stockholders’ equity	548,430	551,749

Total liabilities and stockholders’ equity	$720,042	$706,581

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$15,988	$(562)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,413	15,758
Deferred taxes	(247)	(2,369)
Stock-based compensation	17,563	12,138
Other non-cash charges and adjustments	7,988	6,660
Gain on sale of minority investment in a privately-held company	(2,866)	—
Changes in operating assets and liabilities	(9,994)	(12,729)

Net cash provided by operating activities	42,845	18,896

Cash flows from investing activities:
Purchases of short-term investments	(75,178)	(74,171)
Proceeds from sales and maturities of short-term investments	71,896	73,879
Purchases, net of proceeds from sales, of property and equipment	(7,687)	(2,847)
Businesses purchased, net of cash acquired	(28,966)	(16,448)
Proceeds from sale of minority investment in a privately-held company	2,866	—
Proceeds from acquired business investment	713	—

Net cash used for investing activities	(36,356)	(19,587)

Cash flows from financing activities:
Proceeds from issuance of common stock	8,088	5,879
Purchases of treasury stock and net settlement of restricted stock, including transaction costs	(45,055)	(2,948)
Repayment of acquired business debt	(210)	—
Excess tax benefit from stock-based compensation	1,872	404

Net cash provided by (used for) financing activities	(35,305)	3,335

Effect of foreign exchange rate changes on cash and cash equivalents	(23)	159

Increase (decrease) in cash and cash equivalents	(28,839)	2,803
Cash and cash equivalents at beginning of year	126,363	106,067

Cash and cash equivalents at end of period	$97,524	$108,870

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue by Operating Segment
Fiery	$66,353	$60,966	$203,303	$172,892
Inkjet	59,411	52,232	167,689	146,261
APPS	21,520	15,851	57,506	39,843

Total	$147,284	$129,049	$428,498	$358,996

Revenue by Geographic Area
Americas	$84,935	$75,676	$241,980	$208,016
EMEA	46,589	37,550	133,770	105,539
APAC	15,760	15,823	52,748	45,441
Japan	7,267	10,988	28,587	32,936
ROW	8,493	4,835	24,161	12,505

Total	$147,284	$129,049	$428,498	$358,996

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income (loss) and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income (loss) and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchase and related obsolescence, asset impairment, sale of a non-strategic minority investment in a private company, acquisition-related transaction costs, and costs to integrate such acquisitions into our business.

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Excess solvent inventories and related end-of-life purchases.

•	Restructuring and other consists of:

•	Restructuring related charges. We have incurred restructuring charges as we reduced the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist primarily of a facility closure and the write-off of a private minority investment.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

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Change in fair value of contingent consideration. Our management has determined that when analyzing the operating results of an acquired entity, we should focus on the total return provided by the investment (i.e., operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration) without taking into consideration any expenses recognized post-acquisition related to the change in the fair value of the contingent consideration. Our management determined that because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets, when analyzing the operating results of an acquisition in subsequent periods, we should exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration to its financial results. We believe this approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment. For the quarter ended September 30, 2011, we have excluded approximately $1.5 million from our non-GAAP results related to the change in the fair value of the Radius acquisition contingent consideration.

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Gain on sale of minority investment in a privately held company. Other investments, included within other assets, consist of equity and debt investments in privately-held companies that develop products, markets, and services that are considered to be strategic to us. Each of these investments had been fully impaired in prior years. On September 1, 2011, we sold one of these investments for $2.9 million because it was no longer considered to be strategic.

•	Tax effect of non-GAAP adjustments.

•	After excluding the items described above, we apply the principles of ASC 740 to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

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We have excluded interest accrued on prior year tax reserves of $0.1 and $0.4 million for the three and nine months ended September 30, 2011, respectively, and $0.1 and $0.4 million for the three and nine months ended September 30, 2010, respectively, as well as other tax benefits of $0.4 million for the three and nine months ended September 30, 2011.

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We have excluded the recognition of previously unrecognized tax benefits of $8.4 million from our non-GAAP net income for the three and nine months ended September 30, 2010 to facilitate comparability of our operating performance between the periods. These tax benefits primarily resulted from the release of previously unrecognized tax benefits resulting from the expiration of U.S. federal statutes of limitations.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.